Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-225082, 333-216361, 333-195098, 333-183110, 333-173899, 333-167232 and 333-153723) and Form F-3 (File No. 333-223156) of Barclays PLC of our report dated February 22, 2017 relating to the financial statements, which appear in the Annual Report of Barclays PLC on Form 20-F for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

February 21, 2019